Exhibit 99.3
UNAUDITED FINANCIAL STATEMENTS
MIIKANA THERAPEUTICS, INC.
(A Development Stage Company)
For the Six-Month Periods Ended December 31, 2005 and 2004

Miikana Therapeutics, Inc.
(A Development Stage Company)

Miikana Therapeutics, Inc.
(A Development Stage Company)
UNAUDITED BALANCE SHEETS
December 31, 2005 and 2004

ASSETS

	2005	2004

Cash and cash equivalents	$663,561	$3,919,477
Prepaid and other assets	70,411	69,595

	733,972	3,989,072

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $109,580 and $36,399	163,052	228,788

OTHER ASSETS, net of accumulated amortization of $694 and $0	3,472	5,000

Total assets	$900,496	$4,222,860

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,566,373	$316,111
Due to related parties	35,488	23,479
Bridge loan	1,502,070	—
Notes payable	2,508,226	1,833,147
Accrued interest payable	10,227	—
Capital lease obligation	—	19,284

	6,622,384	2,192,021

STOCKHOLDERS’ EQUITY (DEFICIT)
Series A preferred stock, $.0001 par value, 33,900,000 shares authorized; 33,850,000 and 29,100,000 issued and outstanding.	3,385	2,910
Common stock; $.0001 par value; 46,300,000 shares authorized; 11,253,500 and 5,906,749 issued and outstanding.	1,125	591
Treasury stock (299,988 shares, at cost)	(300)	(300)
Additional paid-in capital	9,945,386	7,402,290
Accumulated other comprehensive loss	(135,966)	(137,550)
Deficit accumulated during the development stage	(15,535,518)	(5,237,102)

Total stockholders equity (deficit)	(5,721,888)	2,030,839

Total liabilities and stockholders’ equity (deficit)	$900,496	$4,222,860

See notes to consolidated financial statements

Miikana Therapeutics, Inc.
(A Development Stage Company).
UNAUDITED STATEMENTS OF OPERATIONS
For the Six-Month Periods ended December 31, 2005 and 2004

	2005	2004

Revenue	$—	$—

Operating Expenses:
General and administrative	932,067	670,923
Research and development	2,428,009	1,260,391

Total operating expenses	3,360,076	1,931,314

Loss from operations	(3,360,076)	(1,931,314)

Other income (expense):
Interest income	2,623	8,520
Interest expense	(162,364)	—

Loss before income taxes	(3,519,817)	(1,922,794)

Provision for income taxes	24,379	28,484

Net loss	$(3,495,438)	$(1,894,310)

Miikana Therapeutics, Inc.
(A Development Stage Company).
UNAUDITED STATEMENTS OF CASH FLOWS
For the Six-Month Periods ended December 31, 2005 and 2004

	2005	2004

Cash flows from operating activities
Net loss	$(3,495,438)	$(1,894,310)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	37,154	26,683
Stock compensation expense	—	3,622
Amortization of debt discount	10,987	—
Accrued in interest converted into equity	13,971	—
Changes in operating assets and liabilities
Prepaids and other assets	164,728	2,365
Accounts payable and accrued expenses	(941,078)	(203,825)
Due to related parties	17,320	6,367

Net cash used in operating activities	(4,192,356)	(2,059,098)

Cash flows from investing activities
Purchase of property and equipment	—	(60,897)
Repurchase of treasury stock	—	(300)

Net cash used in investing activities	—	(61,197)

Cash flows from financing activities
Bank overdraft	(26,265)	—
Proceeds from issuance of common stock	43,350	16,255
Proceeds from issuance of preferred stock	—	3,038,216
Proceeds from notes payable	1,000,000	2,000,000
Principal payments on note payable	(346,895)	(100,933)
Proceeds from bridge loans	3,002,070	—
Debt issuance costs	—	(5,000)
Payments on capital lease obligations	(9,920)	(8,838)

Net cash provided by financing activities	3,662,340	4,939,700

Effect of exchange rates on cash	2,847	19,659

Net change in cash and cash equivalents	(527,169)	2,839,064

Cash and cash equivalents at beginning of the period	1,190,730	1,081,413

Cash and cash equivalents at end of the period	$663,561	$3,920,477

Interest paid	$110,227	$—

Miikana Therapeutics, Inc.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
For the Six-Month Periods ended December 31, 2005 and 2004
NOTE 1 — OPERATIONS
Nature of Business
Miikana Therapeutics, Inc. (the “Company”), a development stage company, is a clinical-stage biopharmaceutical company headquartered in Fremont, California with research laboratories in Toronto, Canada. The Company was formed in Ontario, Canada on July 26, 2002 and changed its state of incorporation to the state of Delaware on July 1, 2004. Miikana Development Corporation, a wholly-owned subsidiary of Miikana Therapeutics, Inc., was incorporated in the state of Delaware on August 21, 2003. Since its formation, the Company has built an oncology pipeline through a strategy that included both in-licensing clinical and preclinical compounds with distinct mechanisms of action, and generating medicinal chemistry-driven internal discovery projects based on specific established targets. In executing this strategy, the Company received an exclusive worldwide license to develop, manufacture, and commercializes MKC-1 from F. Hoffman-La Rouche, and utilized its internal discovery capabilities to develop two proprietary preclinical drug candidates, an aurora kinase inhibitor and an HDAC inhibitor.
The Company is a development stage company. Since inception, the Company has not generated any revenue from operations.
In January 2006, EntreMed, Inc., a clinical-stage pharmaceutical company headquartered in Rockville, Maryland, acquired the stock of the Company (see note 6)
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Miikana Development Corporation. Intercompany accounts and transactions have been eliminated.
Use of Estimates
The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expenses, and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. On an on-going basis, the Company evaluates its estimates, including, but not limited to, those related to income taxes, and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions or conditions.

Cash and Cash Equivalents
The Company considers all highly-liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains cash and cash equivalents with one bank. During the year, cash balances may exceed the federally insured limit. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.
Property and Equipment
Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from one to ten years. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the term of the lease, whichever is shorter.
Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized and depreciated over the remaining useful lives of the asset. When assets are retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.
Impairment of Long-Lived Assets
Long-lived assets, primarily property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amounts and estimated fair value. The Company determined that no adjustments for impairment were required as of December 31, 2005 or 2004.
Research and Development
Research and development expenditures are expensed as incurred including costs incurred in filing patents.

Stock-Based Compensation
The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44 (“FIN 44”), Accounting for Certain Transactions Involving Stock Compensation, an interpretation of APB 25, issued in March 2000, to account for its fixed-plan stock options. Under this method, compensation expense is recorded only if the current market price of the underlying stock exceeded the exercise price on the date of the grant. (“SFAS 123”), Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS 123 as amended by Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, Amendment of SFAS 123 (“SFAS 148”).
Stock options and warrants granted to non-employees are accounted for using the fair value method in accordance with the SFAS No. 123 and EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. The following table illustrates the pro forma effect on net income as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation:

	2005	2004

Proforma net loss
As reported	$(3,495,438)	$(1,894,310)
Deduct: Total employee non-cash stock compensation expense determined under fair value based method for all awards	30,819	(35,995)

Proforma net loss:	$(3,964,619)	$(1,930,305)

The effect of applying SFAS No. 123 on a proforma net loss as stated above is not necessarily representative of the effects on reported net loss for future periods due to, among other things, the vesting period of the stock options and the fair value of additional options to be granted in the future periods.
The fair value of each option grant is estimated on the date of the grant using the Black - Scholes option — pricing model with the following assumptions: 0% dividend yield; 0% volatility; 4% average risk-free rate and expected term of 10 years.
Income Taxes
The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.
Foreign Currency Translation
The consolidated balance sheet of the Miikana Development Corporation was translated from Canadian Dollars to U.S. Dollars at the exchange rate in effect at the applicable balance sheet date, while its consolidated statements of operations were translated using the average exchange rates in effect for the periods presented. The related translation adjustments are reported as other comprehensive income (loss) within shareholders’ equity.
NOTE 3 — NOTES PAYABLE
On July 28, 2005, the Company entered into a Note and Warrant Purchase Agreement with certain shareholders in the aggregate amount of $1.5 million. Pursuant to the agreement, the notes are convertible into shares of Series A Preferred Stock upon the sale of securities by a specified date, upon sale of the Company or upon maturity. The notes bear interest at 8% and mature on September 30, 2005. At the two closings, on July 28, 2005 and August 15, 2005, the Company borrowed an aggregate $1.5 million and issued warrants to purchase 1,499,992 shares of Common Stock at $0.2 per share. On the maturity date, the Note plus accrued interest was converted into 6,055,875 shares of Series A Preferred Stock.
On October 28, 2005, the Company entered into a Note and Warrant Purchase Agreement with certain shareholders in the aggregate amount of $1,499,260. Pursuant to the agreement, the notes are convertible into shares of Series A Preferred Stock upon the sale of securities by a specified date, upon sale of the Company or upon maturity. The notes bear interest at 8% and mature on December 31, 2005. At the two closings, on October 28, 2005 and December 13, 2005, the Company borrowed an aggregate $1,499,260 and issued warrants to purchase 2,398,814 shares of Common Stock at $0.2 per share. The note remained outstanding on the maturity date and remained such until the Note, accrued interest, plus an amount equal to two times the outstanding principle were converted into equity coincidental with the Company being acquired in January 2006.
In December 2005, EntreMed, Inc. advanced $1,000,000 to the Company as evidenced by a note agreement which is non-interest bering, subordinate only to the note payable to Venture Lending and Leasing IV, Inc. and maturing the earlier of the sale of the Company or January 31, 2006.
NOTE 4 — RELATED PARTY TRANSACTIONS
A shareholder of the Company provides certain services on behalf of the Company including providing research facilities, supplies and payroll services. During the six months ended December 31, 2005 and 2004, the Company incurred expenses totaling $34,718 and $37,877, respectively, in connection with these services. At December 31, 2005 and 2004, $35,488 and $23,479 is payable to the shareholder.

NOTE 5 — STOCKHOLDERS’ EQUITY
Series A Convertible Preferred Stock
The Company was initially funded through a series of capital raises beginning on November 15, 2002 when the Company issued 4,000,000 shares of Series A Preferred Stock to an investor for gross consideration of $1,000,000. Subsequent to this initial financing, in August 2003, the Company issued 13,000,000 additional shares of Series A Preferred Stock to a group of institutional investors for proceeds of $3,250,000. The Series A Preferred Stock is convertible into equal shares of the Company’s common stock.
In July 2004, the Company entered into a Series A Preferred Stock Purchase Agreement with the same investor group for the sale of Series A Preferred Stock. In connection with this agreement, the Company issued 12,100,000 shares of Series A Preferred Stock for proceeds of $3,025,000.
In October 2004 the Company entered into a loan agreement with Venture Lending and Leasing IV, Inc. to make term loans to the Company initially in the amount of $2 million with provisions for additional loans contingent upon certain events. In connection with the agreement, the Company issued 800,000 warrants to purchase Series A Preferred Stock at an exercise price of $0.25. In December 2004, the Company borrowed $2,000,000. No additional loans have been made under the agreement.
In April 2005, the Company entered into a Licensing Agreement with F. Hoffman-La Rouche, Ltd. In connection with the agreement, the Company issued 4,000,000 shares of Series A Preferred Stock to F. Hoffman- La Rouche as a component of the initial licensing fee consideration.
2003 Stock Option Plan
Under the 2003 Stock Incentive Plan of Miikana Therapeutics, Inc. (the “2003 Plan”), there are 4,098,000 shares reserved for issuance under the Plan. Under the terms of the 2003 Plan, non-qualified and incentive stock options may be granted to the Company’s employees, independent contractors and directors, to purchase shares of common stock. Options become exercisable ratably over a vesting period, as determined by the Board of Directors, and expire over terms not exceeding 10 years from the date of grant. The Board of Directors determines the pricing of options. For all options, the option price is required to be no less than the par value per share of common stock. All options available under the 2003 Plan have been issued or exercised.
2004 Equity Incentive Plan
Under the 2004 Stock Incentive Plan of Miikana Therapeutics, Inc. (the “2004 Plan”), there are 2,500,000 shares reserved for issuance under the 2004 Plan. Under the terms of the Plan, non-qualified and incentive stock options may be granted to the Company’s employees, independent contractors and directors, to purchase shares of common stock. Options become exercisable ratably over a vesting period, as determined by the Board of Directors, and expire over terms not exceeding 10 years from the date of grant. The Board of Directors determines the pricing of options. For all options, the option price is required to be no less than the par value per share of common stock.
NOTE 6 — SUBSEQUENT EVENT
Sale of the Company
In January 2006 EntreMed acquired the Company. Pursuant to the Merger Agreement EntreMed acquired all of the outstanding capital stock of the Company in exchange for 9.96 million shares of EntreMed common stock valued at approximately $21.2 million, based on the closing price of EntreMed’s common stock the day before the merger was announced. In addition, based on the success of the acquired pre-clinical programs, EntreMed may pay up to an additional $18 million upon the achievement of certain clinical and regulatory milestones. Such additional payments will be made in cash or shares of stock at EntreMed’s option. In connection with the merger, EntreMed made payments totaling $1,000,000 in 2005 against certain of the Company’s liabilities. The parties executed a Promissory Note that matured at the earlier of the merger closing or January 31, 2006. As such, the Note is recorded as a current liability at December 31, 2005.